UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2006

Apex Capital Group, INC.
(Exact name of registrant as specified in its charter)

000-27001
(Commission File Number)

Wyoming	91-1939535
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

69930 Highway 111, Suite 100, Rancho Mirage, CA 92270
(Address of principal executive offices, with zip code)

(760) 219-2776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On September 6, 2006, we entered into a definitive Securities Exchange Agreement with Elwin Group Limited (“Elwin”), a British Virgin Islands company with an operating subsidiary in the People’s Republic of China (“PRC”).  A copy of the Securities Exchange Agreement is filed as Exhibit 10.01 to this report and is incorporated in its entirety.  The following description of the terms and conditions of the Securities  Exchange Agreement is modified and supplemented by such reference.

In accordance with the Securities Exchange Agreement, we shall issue to Shareholders of Elwin or its designees 29,190,241  shares of our common stock to purchase all of the equity interest of Elwin (the “Share Exchange”).  All of our directors and officers will resign, effective at the closing date of the Share Exchange, and the nominees appointed by Elwin will become our directors.

Elwin and Kangping

Elwin is majority owned by Feng Shu Shun, a PRC citizen.   In 1998, Mr. Feng started an aluminum refinery business in the Liaoning Province of PRC known as Shenyang Fangyuan Group Kangping Aluminum Factory Company Limited (herineafter “Kangping”).   In July, 2006, Mr. Feng filed Elwin with China’s State Administration of Foreign Exchange to be a “special purpose vehicle” under Chinese law for the purpose of reorganizing Kangping into a wholly-owned foreign enterprise (“WOFE”) of Elwin.   On August 31, 2006, Kangping’s reorganization was approved by the Liaoning Province government authorities, and Kangping became a WOFE of Elwin on September 4, 2006 with the issuance of its WOFE business license by the Shenyang branch of China’s State Administration of Industry and Commerce.

Kangping is the only privately-owned aluminum refinery in Northeastern China and one of the few privately-owned aluminum refineries in China. Kangping has 172 electrobaths with a capacity of 25,000 tons of aluminum per year, and it has been ISO9001 certified since 2001.  Currently producing primary aluminum ingots, bars and pipes, Kangping is currently undergoing a factory conversion to enable the production of high-purity aluminum products.

Closing Conditions

The closing of the Share Exchange remains contingent upon the satisfaction of a number of material conditions, including the delivery of shares and related documentation. As a result, the closing of the Share Exchange has not yet occurred, and there has not yet been a change in control of the Company. The Securities Exchange Agreement is terminable by either us or Elwin for any reason at any time prior to the closing thereunder.

Item 9.01 Exhibits

(d)        Exhibits

Exhibit No.                  Description

10.01                   Securities Exchange Agreement, dated as of September 6, 2006, by and among Apex Capital Group, Inc., Dempsey Mork, Elwin Group Limited and the shareholders of Elwin Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2006 Apex Capital Group, Inc. By: /s/ Dempsey K. Mork Name: Dempsey K. Mork Title: Chief Executive Officer